SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549


FORM 8-K


                       CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                    EXCHANGE ACT OF 1934

                     January 19, 1999
             (Date of earliest event reported)



SUPERTEX, INC.
(Exact name of Registrant as specified in its Charter)

California                                                   94-2328535
(State or other jurisdiction of 	(IRS Employer Identification #)
incorporation or organization)

                   1235 Bordeaux Drive
                Sunnyvale, California 94089
          (Address of principal executive offices)

Registrant's Telephone Number, Including Area Code:  (408) 744-0100

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  Common Stock




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On February 1, 1999, Supertex, Inc., a California
corporation (the "Company"), completed the acquisition
of all assets of the six inch sub-micron wafer
fabrication (fab) facility located in San Jose,
California from Orbit Semiconductor, Inc. ("Orbit") a
wholly owned subsidiary of Dii Group, pursuant to an
Asset Purchase Agreement dated January 16, 1999.   The
purchase price, including the assumption of operating lease liabilities, is approximately $11.2 million. In connection with the acquisition, the Company is assuming certain contract obligations and work-in-process inventory.

The amount of consideration paid for the acquired assets was determined through arm's length transactions between the Company and Orbit and was paid from the cash reserves of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


EXHIBIT NUMBER             DESCRIPTION
---------------            -----------
 2.1                       Agreement for Purchase and Sale of
                           Assets, dated January 16, 1999, by
                           and among Orbit Semiconductor, a
                           California Corporation ("Seller")
                           and Supertex, Inc., a California
                           Corporation ("Buyer")




SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SUPERTEX, INC.
(Registrant)



Date:  February 12, 1999                        By /s/ Henry C. Pao
                                                -------------------------
                                                Name:  Henry C. Pao
                                                Title:  President &  CEO